Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of the 31st day of December, 2014 (the “Effective Date”), by and between INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation (the “Company”), and TODD L. PHILLIPS (the “Executive”).

RECITALS

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Executive Employment Agreement dated December 31, 2014 (the “Executive Employment Agreement”), pursuant to which the Company has agreed to employ Executive as the Company’s Chief Financial Officer.

WHEREAS, to demonstrate his commitment to the Company, Executive desires to purchase from the Company, upon the terms and conditions stated in this Agreement, 8,196 newly issued shares (each, a “Common Share” and, collectively, the “Common Shares”) for an aggregate amount equal to $39,996.48 of common stock of the Company, par value $0.0033 per share (“Common Stock”), as determined by the closing price of the common stock on December 30, 2014, subject to the terms and provisions hereinafter set forth; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

PURCHASE AND SALE OF COMMON SHARES

1.1                              Purchase and Sale of Common Shares. Subject to the satisfaction of the terms and conditions of this Agreement, Executive agrees to purchase the Common Shares on the Closing Date, and the Company agrees to sell and issue to the Executive the Common Shares, on the Closing Date for an aggregate amount equal to $39,996.48 (the “Purchase Price”).

1.2                              Closing. The closing of the purchase and sale of the Common Shares (the “Closing”) shall take place on December 31, 2014 (the “Closing Date”), subject to satisfaction of the conditions to the Closing set forth in this Agreement.

1.3                              Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date: (i) the Executive shall deliver to the Company, in the form of a wire transfer or personal check, funds equal to the Purchase Price, and (ii) the Company shall deliver to Executive the Common Shares at the Closing, duly executed on behalf of the Company, together with any other documents required to be delivered pursuant to this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE

The Executive represents and warrants to the Company that:

2.1                              Investment Purpose. The Executive is acquiring the Securities for his own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the “Securities Act”).

2.2                                  Accredited Investor Status. The Executive is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, as promulgated under the Securities Act. The Executive acknowledges that he can bear the economic risk and complete loss of his investment in the Common Shares and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment contemplated hereby.

2.3                                  Reliance on Exemptions. The Executive understands that the Common Shares are being offered and sold to him in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and the Executive’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Executive set forth herein in order to determine the availability of such exemptions and the eligibility of the Executive to acquire the Common Shares.

2.4                                  Information.  Executive acknowledges that he may retrieve all SEC Documents from the SEC’s website (www.sec.gov) and the Executive’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Executive.  The Executive and his advisors, if any, have had adequate opportunity to review the SEC Documents (as defined below) and have been furnished with all other materials relating to the business, finances and operations of the Company and information the Executive deemed material to making an informed investment decision regarding his purchase of the Common Shares, which have been requested by the Executive. The Executive and his advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. The Executive has sought such accounting, legal and tax advice as he has considered necessary to make an informed investment decision with respect to his acquisition of the Common Shares.

2.5                                    Restrictions on Transferability.  The Executive understands that because the Common Shares have not have been registered under the Securities Act, the Executive cannot pledge, hypothecate, donate, sell, assign, transfer or otherwise dispose of any or all of the Common Shares unless they are subsequently registered under the Securities Act or exemptions from registration are available. The Executive acknowledges and understands that he has no registration rights. By reason of these restrictions, the Executive understands that he may be required to hold the Common Shares for an indefinite period of time. The Executive understands that each certificate or other instrument representing the Common Shares will bear appropriate state “blue sky” legends and a legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND SHALL NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE 1933 ACT AND THE STATE ACTS”.

2.6                              No General Solicitation. The Executive did not learn of the investment in the Common Shares as a result of any general solicitation or general advertising.

2.7                              No Disqualification Events. The Executive is not subject to any of the “bad actor” disqualifications described in Securities Act Rule 506(d) (l)(i) to (viii) (each, a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Executive has exercised reasonable care to determine whether the Executive is subject to a Disqualification Event. The purchase of the Common Shares by the Executive will not subject the Company to any Disqualification Event.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to the Executive:

3.1                                     Authority and Approval of Agreement. The execution and delivery by the Company of this Agreement and the performance by the Company of all of its obligations hereunder, including the issuance of the Common Shares, has been duly and validly authorized and approved by the Company and its board of directors (or a duly authorized committee thereof) pursuant to all applicable laws and no other corporate action on the part of the Company, its board of directors, stockholders or any other person is necessary or required by the Company to execute this Agreement, perform all of the Company’s obligations hereunder, or to issue the Common Shares.

3.2                                     Issuance of Common Shares. The Common Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Encumbrances (other than restrictions imposed by federal and state securities laws) with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities laws. Assuming the accuracy of the representations and warranties of the Executive set forth in Article II above, the offer and sale to the Executive by the Company of the Common Shares is exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

3.3                                  No Other Representations. The Executive acknowledges and agrees that the Company makes no representations or warranties whatsoever, express or implied, except for those specifically set forth in this Article III.

ARTICLE IV

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Common Shares to the Executive at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

4.1                              The Executive shall have executed and delivered the Executive Employment Agreement to the Company.

4.2                              The Executive shall have paid the Purchase Price applicable to the Executive to the Company.

4.3                                    The representations and warranties of the Executive shall be true and correct as of the date when made and as of the Closing Date as though made at that time.

4.4                                    The Executive shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Executive at or before the Closing Date.

ARTICLE V

CONDITIONS PRECEDENT TO THE EXECUTIVE’S OBLIGATIONS TO PURCHASE

The obligation of the Executive hereunder to purchase the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (which conditions shall be deemed satisfied upon the occurrence of the Closing), provided that these conditions are for the Executive’s sole benefit and may be waived by the Executive at any time in his sole discretion:

5.1                               The Company shall have executed and delivered the Executive Employment Agreement and delivered the same to the Executive.

5.2                                 The representations and warranties of the Company shall be true and as of the date when made and as of the Closing Date as though made at that time.

5.3                                 The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or before the Closing Date.

ARTICLE VI

MISCELLANEOUS

6.1                                  Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written.

6.2                                  Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

6.3                                  Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

6.4                                  Law Governing.  This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without regard to its conflicts of law provisions or of any other jurisdiction to the contrary and without regard to where Executive may reside, where the Company is located, or its business primarily conducted.

6.5                                  Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

6.6                                  Survival. The covenants, agreements, representations and warranties made by the Company and the Executive herein shall survive for the duration of their respective statute of limitations.

6.7                                  Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

COMPANY:

INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation

By:	/s/ Orson Oliver
Name: Orson Oliver
Title: Interim Chief Executive Officer

EXECUTIVE

By:	/s/ Todd L. Phillips
Todd L. Phillips

[Signature page to Securities Purchase Agreement]